EXHIBIT 99

                                  NEWS RELEASE

[GRAPHIC OMITTED]
[GRAPHIC OMITTED] MDU RESOURCES
                  GROUP, INC.

                  Schuchart Building
                  918 East Divide Avenue

                  Mailing Address:
                  P.O. Box 5650 Bismarck, ND 58506-5650 (701) 222-7900


          MDU RESOURCES TO PURCHASE CALIFORNIA WIND GENERATION FACILITY

BISMARCK, NORTH DAKOTA - DECEMBER 20, 2002 - MDU Resources Group, Inc. (NYSE:MDU) announced that its Centennial Power, Inc. subsidiary had entered into an agreement to purchase the 66.6-megawatt Mountain View wind powered electric generation facility, from San Gorgonio Power Corporation, an affiliate of PG&E National Energy Group for $102.5 million cash, subject to certain closing adjustments. The acquisition is subject to satisfaction of certain conditions including receipt of regulatory approvals from the Federal Energy Regulatory Commission and the Department of Justice under the Hart-Scott-Rodino Anti-Trust Improvement Act. Financial closing is expected to occur in early 2003. The project meets stated economic and financial objectives of MDU Resources for growth via acquisitions and is expected to be accretive to earnings.

The Mountain View project is located in the San Gorgonio Pass, northwest of Palm Springs, Calif., one of the nation's prime wind energy development areas. The facilities consist of 111 Mitsubishi MWT-600 wind turbines and began commercial operation in September 2001. The project sells all of its output under a long-term contract with the California Department of Water Resources. SeaWest Wind Power, Inc. will continue to operate the facilities.

"This project is an ideal one for us to become involved with since it supplies power to the California market under contract and has a reliable earnings stream that is unaffected by economic cycles," said Paul Gatzemeier, Centennial Power's vice president and general manager. "In addition, this project is environmentally sound, gives us more expertise in wind generation and diversifies our generation assets."

The information in this release includes certain forward-looking statements, including statements by the vice president and general manager of Centennial Power, Inc. and a statement that the acquisition meets the stated economic and financial objectives of MDU Resources for growth via acquisitions, within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, actual results may differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include operation of plant facilities, present or prospective generation, market demand for energy from plants or facilities, federal and California governmental policies and the ability to effectively integrate acquired operations. For further discussion, refer to MDU Resources' most recent Form 10-Q at Item 2 - Management's Discussion and Analysis - Safe Harbor for Forward-looking Statements.

MDU Resources Group, Inc. provides energy, value-added natural resource products and related services that are essential to our country's energy, transportation and communication infrastructure. MDU Resources includes electric and natural gas utilities, a natural gas pipeline, utility services, natural gas and oil production, construction materials and mining, and energy services. For more information about MDU Resources, see the company's Web site at www.mdu.com or contact the investor relations department at investor@mduresources.com.

Headquartered in Bethesda, Md., PG&E National Energy Group, Inc. develops, builds, owns and operates electric generating and natural gas pipeline facilities and provides energy trading, marketing and risk-management services. PG&E National Energy Group is a wholly-owned subsidiary of PG&E Corporation (NYSE: PCG).

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Contacts:
Warren L. Robinson - Executive Vice President, Treasurer and Chief Financial Officer (701) 222-7991 or Cathi Christopherson - Vice President, Corporate Communications (701) 222-7959 Sandra McDonough, 503/833-4601 or Megan Frey, 503/833-4603 - PG&E National Energy Group